Exhibit 10.4.1

                                     APPENDIX "A"

                     AMENDMENT TO THE BIO-RAD LABORATORIES, INC.
                                1994 STOCK OPTION PLAN


          This Amendment to the Bio-Rad Laboratories, Inc. 1994 Stock Option Plan (the "Amendment") is adopted by Bio-Rad Laboratories, Inc., a Delaware corporation (the"Company"), effective as of April 28, 1998.

                                      RECITALS:

          A. The Company's 1994 Stock Option Plan (the "Stock Option Plan") was adopted by the Board of Directors (the
               "Board") on February 2, 1994, and approved by the stockholders of the Company on April 26, 1994.

          B. The Stock Option Plan currently states that shares of the Company's Class A common stock or Class B common stock (the "Common Stock") subject to the Stock Option Plan shall not exceed 675,000. This amendment increases the aggregate number of shares of Common Stock subject to the Stock Option Plan from 675,000 to 1,175,000.

          C. The Stock Option Plan currently states that no officer or director of the Company shall be granted options to purchase more than 337,500 shares of Common Stock.
               To keep this limitation proportionate to the amended number of shares subject to the Stock Option Plan, this amendment increases the individual limitation on options to 587,500 shares of Common Stock in the aggregate.

          D. Section 9 of the Stock Option Plan provides that the Board may amend the Stock Option Plan, subject in certain instances to receipt of approval of the stockholders of the Company.

          E. Effective March 11, 1998, the Board unanimously recommended and the Board unanimously adopted this Amendment in the form given below (the "Amendment").

          F. The Amendment was approved by the stockholders of the Company at its Annual Meeting of Stockholders held on April 28, 1998.

                                      AMENDMENT

          1. Section 4 of the Stock Option Plan is hereby amended to read in its entirety as follows:

           4 Shares Subject to Plan


          Options may be granted by the Company from time to time to Key Employees to purchase an aggregate of up to 1,175,000 shares of Stock, which shares may be shares of either Class A or Class B Common Stock, and that number of shares of each such Class shall be reserved for options granted under the Plan (subject to adjustment as provided in paragraph 7(g)); provided, that no officer or director of the Company shall be granted options to purchase an aggregate of more than 587,500 shares of Stock. If any option granted under the Plan terminates, expires or, with the consent of the optionee, is canceled, new options may thereafter be granted covering such shares.

          The undersigned, Sanford S. Wadler, Secretary of the
          Company, hereby certifies that the Board and the stockholders of the Company adopted the foregoing
          Amendment as stated above.

          Executed at Hercules, California this 28th day of April,
          1998.



                                   /s/ Sanford S.Wadler
                                   Sanford S. Wadler, Secretary

                                                 Exhibit 10.4.2


          SECOND AMENDMENT TO THE BIO-RAD LABORATORIES, INC.
                        1994 STOCK OPTION PLAN


  This Second Amendment to the Bio-Rad Laboratories, Inc. 1994
  Stock Option Plan ("Second Amendment") is adopted by Bio-Rad
  Laboratories, Inc. a Delaware corporation ("Company"), effective as of December 6, 1999.

  1. The third sentence of Section 5 of the Plan shall be amended to read as follows:

       "Options shall be granted pursuant to Section 6 of the Plan by a Committee that consists solely of two or more directors who are not employees of the Company, appointed by and holding office at the pleasure of the Board, each of whom is a 'non-employee director' as defined by Rule 16b-3 under the Exchange Act."


  2. The second sentence of Section 6 of the Plan shall be amended to read as follows:

       "If, by their terms, such Incentive Stock Options taken together otherwise would vest at a faster rate, and unless otherwise provided by the Board, the vesting limitation described above shall be applied by taking Incentive Stock Options into account in the order in which they were granted in accordance with the ordering rule of Section 422(d)(2) of the Code, such that the earlier granted Incentive Stock Options (and portions thereof) shall vest before any later granted Incentive Stock Options, up to the maximum dollar limit described above."


  3. The following sentence shall be added as the last sentence of subparagraph 7(j) of the Plan:

       "Notwithstanding any other provision of this Plan, the number of shares of Stock which may be withheld from the number of shares otherwise issuable upon the exercise of a Nonqualified Stock Option under the Plan in order to satisfy the holder's federal and state income and payroll tax liabilities with respect to the exercise of such Nonqualified Stock Option shall be limited to the number of shares which have a fair market value, as determined by the Committee, equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income."

  4. The heading of subparagraph 7(c) of the Plan shall be amended to read as follows:

       "Exercise in the Event of Death, Termination of Employment or Retirement."


       IN WITNESS WHEREOF, the Company has caused this Second
   Amendment to be executed this 6th day of December, 1999.

                                         BIO-RAD LABORATORIES, INC.



                              By:/s/ Sanford S. Wadler
                                    _______________________________
                                          Sanford S. Wadler
                                          Vice President and
                                          General Counsel

                                               Exhibit 10.4.3


                            Exhibit A

        THIRD AMENDMENT TO THE BIO-RAD LABORATORIES, INC.
                      1994 STOCK OPTION PLAN

             This Third Amendment ("Third Amendment") to the Bio-Rad Laboratories, Inc. 1994 Stock Option Plan ("the Plan") is adopted by Bio-Rad Laboratories, Inc. a Delaware corporation ("Company"), effective as of September 19, 2000.

        1.   Section 2 of Annex A of the Plan and Section
   2 of Annex B of the Plan shall be amended to read as follows:

     "Expiration Date. Unless otherwise earlier terminated as provided herein, except for any option granted in 1999, the Option shall expire ten years after the date hereof."


        2.   Effective January 1, 2001, Section 3(a) of
   Annex A of the Plan shall be amended to read as follows:

        "(a) Subject to the limitations provided in paragraph 6(c)(ii) of the Plan, the Option shall become exercisable in five equal annual cumulative installments such that the Option shall become exercisable with respect to twenty percent (20%) of the Shares (of each class, if Shares of both classes may be purchased hereunder) on and after each of the first, second, third, fourth and fifth anniversary dates of this Agreement. Each such installment which becomes exercisable shall remain exercisable until the Option expires as provided in this Agreement."

        3.   Effective January 1, 2001, Section 3(a) of
   Annex B of the Plan shall be amended to read as follows:

        "(a) The Option shall become exercisable in five equal annual cumulative installments such that the Option shall become exercisable with respect to twenty percent (20%) of the Shares (of each class, if Shares of both classes may be purchased hereunder) on and after each of the first, second, third, fourth and fifth anniversary dates of this Agreement. Each such installment which becomes exercisable shall remain exercisable until the Option expires as provided in this Agreement."

        4.   Section 7(c)(2) of the Plan, Section 6(b) of
   Annex A of the Plan and Section 6(b) of Annex B of the
   Plan shall be amended to read as follows:

     "If an optionee's employment terminates for any reason other than death or retirement, all right to exercise his or her option shall terminate at the date of such termination of employment. If an optionee's employment terminates by reason of the optionee's retirement, all right to exercise his or her option shall terminate on the date of such termination of employment unless the Committee (in its sole discretion) extends the right to exercise his or her option by no more than four (4) years from the date of termination, or such lesser period specified in the option agreement; provided however, in no event shall an option be exercisable after the expiration date of the option."



        IN WITNESS WHEREOF, the Company has caused this Third
   Amendment to be executed this 19 day of September, 2000.


                       BIO-RAD LABORATORIES, INC.

                       By:/s/ Sanford S. Wadler
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